MutualFirst to Present at the KBW Community Bank Investor Conference

MUNCIE, Ind., July 22, 2013 /PRNewswire/ -- MutualFirst Financial, Inc. (NASDAQ: MFSF) will be presenting at the Keefe, Bruyette & Woods 2013 Community Bank Investor Conference in New York City on July 30 and 31, 2013.

David W. Heeter, President and Chief Executive Officer along with Christopher D. Cook, Treasurer and Chief Financial Officer will present at 3 p.m. EDT on July 31, 2013. The presentation will be broadcasted live and a replay will be available for 90 days after the presentation at http://wsw.com/webcast/kbw12/mfsf and at www.bankwithmutual.com.

MutualFirst Financial, Inc. and MutualBank, an Indiana-based financial institution, has thirty-one full-service retail financial centers in Delaware, Elkhart, Grant, Kosciusko, Randolph, St. Joseph and Wabash Counties in Indiana. MutualBank also has two Wealth Management and Trust offices located in Carmel and Crawfordsville, Indiana and a loan origination office in New Buffalo, Michigan. MutualBank is a leading residential lender in each of the market areas it serves, and provides a full range of financial services including commercial lending, wealth management and trust services and Internet banking services. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF" and can be found on the internet at www.bankwithmutual.com.

Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

CONTACT: Chris Cook, Senior Vice President, Treasurer and CFO of MutualFirst Financial, Inc. (765) 747-2945